Exhibit 32.1

Certification of Chief Executive Officer under
Section 906 of the Sarbanes-Oxley Act of 2002

        I hereby certify that the Quarterly Report on Form 10-Q of O’Sullivan Industries Holdings, Inc. for the quarter ended March 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of O’Sullivan Industries Holdings, Inc.

Date: August 2, 2006	/s/ Rick A. Walters
Rick A. Walters President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to O’Sullivan Industries Holdings, Inc. and will be retained by O’Sullivan Industries Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

Certification of Chief Financial Officer under
Section 906 of the Sarbanes-Oxley Act of 2002

        I hereby certify that the Quarterly Report on Form 10-Q of O’Sullivan Industries Holdings, Inc. for the quarter ended March 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of O’Sullivan Industries Holdings, Inc.

Date: August 2, 2006	/s/ Russell L. Steinhorst
Russell L. Steinhorst Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to O’Sullivan Industries Holdings, Inc. and will be retained by O’Sullivan Industries Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.